Exhibit 99.30

4411 South 40th St., Ste.D11 Phoenix, Arizona 85040 Telephone: (602) 437-5400 Fax: (602) 437-1681

	Investor Contact:	Company Contact:
FOR IMMEDIATE RELEASE	Neil Berkman Associates	Bradley E. Larson
	(310) 277-5162	Chief Executive Officer
	info@BerkmanAssociates.com	www.MeadowValley.com
Meadow Valley Announces Pricing of
Initial Public Offering of Its Ready Mix Inc. Subsidiary
     PHOENIX, ARIZONA, August 24, 2005 . . . MEADOW VALLEY CORPORATION (NASDAQ:MVCO) today announced the pricing of the initial public offering of 1,550,000 shares of common stock of the Company’s READY MIX, INC. (RMI) (AMEX:RMX) subsidiary at a price to the public of $11.00 per share. Meadow Valley owns 2,025,000 shares of RMI common stock. The RMI shares will be listed on the American Stock Exchange under the symbol “RMX.” The offering is expected to close on August 29, 2005.
     Ladenburg Thalmann & Co. Inc. and Wunderlich Securities, Inc., served as co-lead managers for the offering. Ready Mix, Inc. has granted to the underwriters an option to purchase up to an additional 232,500 shares of common stock to cover over-allotments.
     A registration statement relating to the initial public offering of common stock was declared effective by the U.S. Securities and Exchange Commission on August 23, 2005. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering of these securities will be made only by means of a prospectus, a copy of which may be obtained by contacting Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, NY 10022, or Wunderlich Securities, Inc., 6305 Humphreys Blvd., Suite 210, Memphis, TN 38120.
About Ready Mix, Inc.
     Ready Mix, Inc. (RMI) has provided ready-mix concrete products to the construction industry since 1997. RMI currently operates two ready-mix concrete plants in the metropolitan Phoenix area, two plants in the metropolitan Las Vegas area, and one plant in Moapa, Nevada. The Company also operates a sand and gravel crushing and screening facility in Moapa, which provides raw materials for its Las Vegas and Moapa concrete plants. RMI employs a fleet of 146 mixing trucks to deliver its ready-mix concrete to customer job sites.
About Meadow Valley
     Meadow Valley Corporation, based in Phoenix, Arizona, is engaged in the construction industry as both a contractor and a supplier of construction materials. The Company’s construction services segment specializes in structural concrete construction of highway bridges and overpasses, and the paving of highways and airport runways, primarily in Nevada and Arizona. The Company’s construction materials operations provide concrete and gravel products primarily to other contractors. The Company’s materials operations are concentrated in the Las Vegas and Phoenix metropolitan areas.
Forward-Looking Statements
     Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company’s products and services, product mix, the timing of new orders and contract awards, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
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